UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2015

TRI Pointe Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	27-3201111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 438-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2015 TRI Pointe Homes, Inc. (the “Company”) entered into a Second Modification Agreement (the “Modification”) to its Credit Agreement, dated as of June 26, 2014 (as modified, supplemented or amended, the “Credit Agreement”).  The Modification, among other things, increases the aggregate amount of the unsecured revolving credit facility under the Credit Agreement from $450 million currently to $550 million, extends the maturity date of the facility to May 18, 2019, and reduces the interest rate on the facility per the pricing schedule as described in the Modification.

The foregoing description is qualified in its entirety by reference to the Modification, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)List of Exhibits

Exhibit No.	Description
10.1	Second Modification Agreement, dated as of May 18, 2015, among TRI Pointe Homes, Inc., U.S. Bank National Association, and the lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI Pointe Homes, Inc.

Date: May 21, 2015	By: /s/ Bradley W. Blank
Name: Bradley W. Blank
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Modification Agreement, dated as of May 18, 2015, among TRI Pointe Homes, Inc., U.S. Bank National Association, and the lenders party thereto